Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 1, 2022 (the “Distribution Date”), Adeia Inc. (formerly known as Xperi Holding Corporation) (the “Company”, “Adeia”, “we”, “our”, or “us”) a Delaware corporation, completed the previously announced separation of its product business into a separate, independent publicly traded company, Xperi Inc. (“Xperi Inc.”). The separation was structured as a spin-off (the “Spin-off”), which was achieved through the Company’s distribution (the “Distribution”) of 100 percent of the outstanding shares of Xperi Inc.’s common stock to holders of Adeia’s common stock as of the close of business on the record date of September 21, 2022 (the “Record Date”). Each Adeia stockholder of record received four shares of Xperi Inc. common stock for every ten shares of Adeia common stock that it held on the Record Date. Following the Distribution, Xperi Inc. is now an independent public company under the symbol “XPER” on the New York Stock Exchange, and Adeia retains no ownership interest in Xperi Inc. Adeia will no longer consolidate Xperi Inc. into its financial results (the entire transaction being referred to as the “Separation”).

The unaudited pro forma condensed consolidated financial information (the “unaudited pro forma condensed consolidated financial statements”) presented below consists of unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2022, and the years ended December 31, 2021, 2020 and 2019 and an unaudited Pro forma Condensed Consolidated Balance Sheet as of June 30, 2022. The unaudited pro forma condensed consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the Separation. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2022, and for each of the years ended December 31, 2021, 2020 and 2019 reflect the Company’s operating results as if the Separation had occurred as of January 1, 2019, in that they reflect the reclassification of Xperi Inc. as discontinued operations for all periods presented. The following unaudited Pro forma Condensed Consolidated Balance Sheet as of June 30, 2022, reflects the Company’s financial position as if the Separation had occurred as of June 30, 2022. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2022, and for the year ended December 31, 2021, and in the unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2022, give effect to the Separation as if it had occurred as of January 1, 2021 and June 30, 2022, respectively. After the Distribution Date, the historical financial results of Xperi Inc. will be reflected in our consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon the best available information and management estimates and are subject to assumptions and adjustments described below and in the accompanying notes to those unaudited pro forma condensed consolidated financial statements. They are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods presented. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation been completed on the dates assumed. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the filing date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes.

The “Historical” column in the unaudited pro forma condensed consolidated financial statements reflects our historical condensed consolidated financial statements for each of the periods presented and does not reflect any adjustments related to the Separation.

The “Xperi Inc. Discontinued Operations” column in the unaudited pro forma condensed consolidated financial statements gives effect to the Separation and has been prepared consistent with the guidance for discontinued operations, ASC 205-20 Presentation of Financial Statements – Discontinued Operations (“ASC 205”), under GAAP. Therefore, the Company did not allocate any of our general corporate overhead expenses to the discontinued operation. As such, the unaudited pro forma condensed consolidated financial statements do not reflect what our results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations. In addition, our current estimates for discontinued operations are preliminary and actual results could differ from these estimates as the Company finalizes the discontinued operations accounting to be reported in the Company’s 2022 annual report on the Form 10-K. Beginning in the fourth quarter of 2022, Xperi Inc.’s historical financial results for periods prior to the Distribution Date will be reflected in our consolidated financial statements as a discontinued operation.

The transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation on the Company’s financial condition and results of operations. In addition, we have provided a presentation of adjustments on page 8 that management believes are necessary to enhance an understanding of the pro forma effects of the Separation.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of SEC Regulation S-X Pro Forma Financial Information, as amended by the final rule, Amendments to Financial disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. Management adjustments are presented for anticipated reductions to certain general corporate overhead costs associated with labor and benefits for shared resources transferred to Xperi Inc. and non-labor costs that the Company does not intend to backfill after the Separation.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2022

(in thousands, except per share amounts)

	Historical (as reported)	Xperi Inc. Discontinued Operations Note (a)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue	$491,438	$(245,092)	$—		$246,346
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	54,771	(54,286)	—		485
Research, development and other related costs	121,515	(101,598)	255	(g)	20,172
Selling, general and administrative	142,562	(74,371)	510	(i)	68,701
Depreciation expense	11,371	(10,677)	—		694
Amortization expense	78,485	(29,553)	(1,092)	(h)	47,840
Litigation expense	4,914	(993)	—		3,921

Total operating expenses	413,618	(271,478)	(327)		141,813

Operating income	77,820	26,386	327		104,533
Interest expense	(17,868)	—	—		(17,868)
Other income and expense, net	1,221	(454)	—		767

Income before taxes	61,173	25,932	327		87,432
Provision for income taxes	43,670	(23,495)	79	(j)	20,254

Net income	17,503	49,427	248		67,178

Less: net loss attributable to noncontrolling interest	(1,816)	1,816	—		—

Net income attributable to the Company	$19,319	$47,611	$248		$67,178

Income per share attributable to the Company:
Basic	$0.19				$0.65

Diluted	$0.18				$0.64

Weighted average number of shares used in per share calculations-basic	103,841				103,841

Weighted average number of shares used in per share calculations-diluted	105,362				105,362

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2021

(in thousands, except per share amounts)

	Historical (as reported)	Xperi Inc. Discontinued Operations Note (a)	Transaction Accounting Adjustments	Notes	Pro Forma
Revenue	$877,696	$(486,484)	$—		$391,212
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	126,758	(125,627)	—		1,131
Research, development and other related costs	232,197	(194,869)	510	(g)	37,838
Selling, general and administrative	266,085	(137,745)	1,020	(i)	129,360
Depreciation expense	23,801	(21,777)	—		2,024
Amortization expense	203,401	(105,311)	(2,185)	(h)	95,905
Litigation expense	11,642	(6,371)	—		5,271

Total operating expenses	863,884	(591,700)	(655)		271,529

Operating income	13,812	105,216	655		119,683
Interest expense	(38,973)	—	—		(38,973)
Other income and expense, net	2,638	(1,870)	—		768
Loss on debt extinguishment	(8,012)	—	—		(8,012)

Income (loss) before taxes	(30,535)	103,346	655		73,466
Provision for income taxes	28,378	(23,550)	157	(j)	4,985

Net income (loss)	(58,913)	126,896	498		68,481

Less: net loss attributable to noncontrolling interest	(3,456)	3,456	—		—

Net income (loss) attributable to the Company	$(55,457)	$123,440	$498		$68,481

Income (loss) per share attributable to the Company:
Basic	$(0.53)				$0.65

Diluted	$(0.53)				$0.64

Weighted average number of shares used in per share calculations-basic	104,735				104,735

Weighted average number of shares used in per share calculations-diluted	104,735				107,265

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except per share amounts)

	Historical (as reported)	Xperi Inc. Discontinued Operations Note (a)	Pro Forma
Revenue	$892,020	$(376,100)	$515,920
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	78,357	(77,788)	569
Research, development and other related costs	195,154	(161,630)	33,524
Selling, general and administrative	245,356	(109,188)	136,168
Depreciation expense	17,918	(16,298)	1,620
Amortization expense	156,826	(98,209)	58,617
Litigation expense	20,782	(2,815)	17,967

Total operating expenses	714,393	(465,928)	248,465

Operating income	177,627	89,828	267,455
Interest expense	(37,873)	—	(37,873)
Other income and expense, net	4,455	(1,242)	3,213
Loss on debt extinguishment	(8,300)	—	(8,300)

Income before taxes	135,909	88,586	224,495
Provision for (benefit from) income taxes	(7,887)	(7,425)	(15,312)

Net income	143,796	96,011	239,807

Less: net loss attributable to noncontrolling interest	(2,966)	2,966	—

Net income attributable to the Company	$146,762	$93,045	$239,807

Income per share attributable to the Company:
Basic	$1.77		$2.89

Diluted	$1.75		$2.86

Weighted average number of shares used in per share calculations-basic	82,840		82,840

Weighted average number of shares used in per share calculations-diluted	83,856		83,856

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2019

(in thousands, except per share amounts)

	Historical (as reported)	Xperi Inc. Discontinued Operations Note (a)	Pro Forma
Revenue	$280,067	$(198,124)	$81,943
Operating expenses:
Cost of revenue, excluding depreciation and amortization of intangible assets	8,460	(7,786)	674
Research, development and other related costs	110,850	(90,622)	20,228
Selling, general and administrative	117,671	(60,039)	57,632
Depreciation expense	6,721	(4,588)	2,133
Amortization expense	99,946	(88,074)	11,872
Litigation expense	5,127	(1,656)	3,471

Total operating expenses	348,775	(252,765)	96,010

Operating loss	(68,708)	54,641	(14,067)
Interest expense	(23,377)	—	(23,377)
Other income and expense, net	9,028	(1,012)	8,016

Loss before taxes	(83,057)	53,629	(29,428)
Provision for (benefit from) income taxes	(19,024)	1,730	(17,294)

Net loss	(64,033)	51,899	(12,134)

Less: net loss attributable to noncontrolling interest	(1,503)	1,503	—

Net loss attributable to the Company	$(62,530)	$50,396	$(12,134)

Loss per share attributable to the Company:
Basic	$(1.27)		$(0.25)

Diluted	$(1.27)		$(0.25)

Weighted average number of shares used in per share calculations-basic	49,120		49,120

Weighted average number of shares used in per share calculations-diluted	49,120		49,120

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2022

(in thousands)

	Historical (as reported)	Xperi Inc. Discontinued Operations Note (a)	Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$275,319	$(133,257)	$(60,138)	(b)	$81,924
Available-for-sale debt securities	10,495	—	—		10,495
Accounts receivable, net of allowance for credit losses of $2,740	128,979	(79,606)	—		49,373
Unbilled contracts receivable, net	121,704	(46,487)	—		75,217
Other current assets	41,258	(33,129)	—		8,129

Total current assets	577,755	(292,479)	(60,138)		225,138
Long-term unbilled contracts receivable	43,021	(3,217)	—		39,804
Property and equipment, net	58,096	(53,573)	—		4,523
Operating lease right-of-use assets	62,149	(54,919)	—		7,230
Intangible assets, net	739,354	(241,583)	(17,112)	(c)	480,659
Goodwill	850,100	(527,800)	—		322,300
Other long-term assets	150,826	(140,248)	—		10,578

Total assets	$2,481,301	$(1,313,819)	$(77,250)		$1,090,232

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,679	$(11,197)	$—		$3,482
Accrued liabilities	116,007	(72,499)	6,680	(d), (e)	50,188
Current portion of long-term debt, net	36,210	—	—		36,210
Deferred revenue	44,003	(27,163)	—		16,840

Total current liabilities	210,899	(110,859)	6,680		106,720
Deferred revenue, less current portion	32,153	(19,237)	—		12,916
Long-term deferred tax liabilities	18,227	(5,102)	—		13,125
Long-term debt, net	711,259	—	—		711,259
Noncurrent operating lease liabilities	48,452	(42,571)	—		5,881
Other long-term liabilities	104,086	(98,999)	—		5,087

Total liabilities	1,125,076	(276,768)	6,680		854,988

Commitments and contingencies
Company stockholders’ equity:
Preferred stock: $0.001 par value (authorized 15,000 shares and no shares issued and outstanding)	—	—	—		—
Common stock: $0.001 par value (authorized 350,000 shares, issued 115,764 shares, outstanding 104,030 shares)	116	—	—		116
Additional paid-in capital	1,380,814	—	—		1,380,814
Treasury stock at cost (11,734 shares)	(206,757)	—	—		(206,757)
Accumulated other comprehensive loss	(3,648)	4,125	—		477
Retained earnings (accumulated deficit)	196,715	(1,052,191)	(83,930)	(f)	(939,406)

Total Company stockholders’ equity	1,367,240	(1,048,066)	(83,930)		235,244
Noncontrolling interest	(11,015)	11,015	—		—

Total equity	1,356,225	(1,037,051)	(83,930)		235,244

Total liabilities and equity	$2,481,301	$(1,313,819)	$(77,250)		$1,090,232

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Condensed Consolidated Financial Statements

Xperi Inc. Discontinued Operations:

(a)

The pro forma adjustments reflect the discontinued operations, including associated assets, liabilities, and stockholders’ equity and results of operations attributable to Xperi Inc. which were included in the Company’s historical consolidated financial statements in accordance with ASC 205-20 Presentation of Financial Statements – Discontinued Operations. The amounts exclude general corporate overhead costs which were historically allocated to Xperi Inc. that do not meet the requirements to be presented in discontinued operations. Such allocations included labor and non-labor costs related to the Company’s corporate support functions (e.g., administration, human resources, finance, accounting, tax, information technology, corporate development, legal, among others) that historically provided support to Xperi Inc.

Additionally, adjustments to the provision for (benefit from) income tax have been determined using the “with-and-without method”.

Transaction Accounting Adjustments:

(b)	Adjustments to cash. The pro forma adjustment reflects the capital contribution of $60.1 million in cash paid to Xperi Inc. from Adeia in connection with the Separation.

(c)

Patent transfer. The pro forma adjustment reflects patent assets, in the amount of $17.1 million, transferred from Adeia to Xperi Inc., in connection with the Separation. Patents transferred from Xperi Inc. to Adeia had zero net book value. While the patent assets were transferred at fair value, they are recorded in the unaudited Condensed Consolidated Pro forma Balance Sheet at their carryover basis, and therefore the value is not necessarily reflective of the fair value of the patent assets, individually or in total, nor can the fair value be ascertained on a per asset basis.

(d)

Accrued liabilities transfer. The pro forma adjustment reflects certain compensation, facilities and other accrued liabilities in the amount of $9.2 million transferred from Adeia to Xperi Inc., in connection with the Separation and for which the full accrual will be paid by Xperi Inc. when it comes due.

(e)

Costs to complete the Separation. The pro forma adjustment reflects $15.9 million of additional estimated non-recurring costs to complete the Separation. These costs primarily relate to investment banker fees, legal fees, third-party consulting and contractor fees, information technology costs and other costs directly related to the Separation. These additional non-recurring costs have not been adjusted for on the unaudited Pro Forma Condensed Consolidated Statements of Operation as they will be considered part of discontinued operations once incurred.

(f)	Effect on total stockholders’ equity. The pro forma adjustment reflects the effect on retained earnings (accumulated deficit) as follows:

Six Months Ended June 30, 2022
(in thousands)
Cash contribution (b)	$(60,138)
Patent transfer (c)	(17,112)
Accrued liabilities transfer (d)	9,170
Separation costs (e)	(15,850)

$(83,930)

(g)

Patent prosecution costs. The pro forma adjustment reflects the net patent prosecution costs associated with the transferred intangible assets from Adeia to Xperi Inc., offset by the transfer of intangible assets from Xperi Inc. to Adeia, both in connection with the Separation.

(h)	Patent amortization expense. The pro forma adjustment reflects the amortization expense associated with the intangible assets transferred from Adeia to Xperi Inc. in connection with the Separation.

(i)

Transition services agreement. In connection with the Separation, the Company entered into the Transition Services Agreement pursuant to which Xperi Inc. and its subsidiaries will provide services to Adeia and its subsidiaries for a transitional period. The services to be provided include back office functions and assistance with regard to administrative tasks relating to day-to-day activities as needed, including finance, accounting and tax activities, IT services, customer support, facilities services, human resources, and general corporate support, as well as pass-through services provided by certain vendors. The pro forma adjustment reflects costs that can be reasonably estimated as of the filing date and in the amount of $0.5 million and $1 million for the six months ended June 30, 2022, and for the year ended December 31, 2021, respectively.

(j)

Resulting tax effects. The pro forma adjustment reflects the tax effects of the pro forma adjustments calculated at the statutory rate of 24% based on the statutory rate for the respective jurisdiction. Management believes the statutory rate provides a reasonable basis for the pro forma adjustment. However, the effective tax rate of Adeia could be significantly different depending on actual operating results by jurisdiction and the application of enacted tax law to those specific results.

Management Adjustments:

The Company anticipates a reduction to certain general corporate overhead costs associated with labor and benefits for shared resources transferred to Xperi Inc. that the Company does not intend to backfill after the Separation. Additionally, the Company anticipates a reduction to certain general corporate overhead costs associated with non-labor-based costs. These costs were excluded from discontinued operations in note (a) above as they represent general corporate overhead costs that were historically allocated to Xperi Inc. and do not meet the requirements to be presented as discontinued operations. The Company performed an assessment across all functions of the labor and non-labor costs required to function as a stand-alone company. The “corporate support functions labor-based” adjustments presented in the table below represent a reduction in expenses for personnel and stock-based compensation related to executive officers and other employees, who were considered corporate overhead and are not included as part of discontinued operations. The “corporate support functions non-labor-based” adjustments presented in the table below represent costs associated with outside services, equipment, investor relations, depreciation, facilities and insurance costs and were determined by estimating third-party and future anticipated spend in each function. The Company expects to incur lower expenses going forward due to synergies, which are represented by lower costs of $29.2 million and $53.7 million for the six months ended June 30, 2022 and for the year ended December 31, 2021, respectively.

The cost reductions will begin to materialize at the effective date of the Separation. Management believes the resource transfers and non-labor costs which were used as the basis for the management adjustments below are reasonable and representative of the labor and non-labor cost reductions the Company will realize after the Separation. The Company does not expect material dis-synergies or cost increases because the Company does not intend to backfill general corporate overhead costs after the Separation. The tax effect of the management adjustments noted in the table below has been determined by applying the relevant statutory tax rates to the aforementioned adjustments.

Management believes the presentation of these adjustments is necessary to enhance an understanding of the pro forma effects of the Separation. The management adjustments presented in the table below reflect all adjustments that are, in the opinion of management, necessary to provide a fair statement of the pro forma financial information, aligned with the assessment described above. The cost reductions have been estimated based on assumptions that Adeia’s management believes are reasonable. However, actual costs could be different from the estimates, and would depend on several factors, including economic environment and strategic decisions made in areas such as selling and marketing, research and development, information technology and infrastructure. The Company may increase or reduce investments, expenses, or resources in the future that are not included in management adjustments below.

Management adjustments include forward-looking information that is subject to the safe harbor protections of the Exchange Act.

The table below includes the management adjustments:

		Six Months Ended June 30, 2022	Year Ended December 31, 2021

		(in thousands, except per share amounts)
Pro forma income from continuing operations*		$67,178	$68,481
Management adjustments
Synergies
Corporate support functions labor-based	(1)	9,317	12,733
Corporate support functions non-labor-based	(2)	19,834	40,927

Total Management Adjustments		29,151	53,660

Tax effect		(6,996)	(12,878)

Pro forma income from continuing operations after Management adjustments		$89,333	$109,263

Earnings from continuing operations per share of common stock
Basic		$0.86	$1.04

Diluted		$0.85	$1.02

Weighted-average number of common shares outstanding
Basic		103,841	104,735

Diluted		105,362	107,265

*	As shown in the unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2022, and for the year ended December 31, 2021.
(1)	Represents primarily general and administrative expenses, selling and corporate marketing expenses and stock-based compensation.
(2)	Represents costs associated with outside services, equipment, investor relations costs, depreciation, facilities and insurance costs.